Exhibit (d)(2)

                                 AMENDMENT NO. 1
                      TO THE INVESTMENT ADVISORY AGREEMENT


         This Amendment No. 1 dated as of February 17, 1999 is entered into by Gabelli Funds, LLC (the "Adviser") and The Gabelli Asset Fund (the "Fund").

         whereas, the predecessor to the Adviser and the Fund entered into an Amended and Restated Investment Advisory Agreement dated as of May 12, 1992 (the "Investment Advisory Agreement"); and

         whereas, the Adviser and the Fund wish to amend the Investment Advisory Agreement to reflect the change in the identity of the Adviser;

         now, therefore, the parties hereto, intending to be legally bound, hereby agree as follows:

              1.The  name  "Gabelli  Funds,  Inc."  in the  Investment  Advisory
                Agreement is hereby deleted in all places where it appears and replaced with the name "Gabelli Funds, LLC".

              2.The  Investment  Advisory  Agreement  shall remain in full force and effect in all other respects.

         in witness whereof, the undersigned have executed this Amendment No. 1 as of the date and year first written above.



THE GABELLI ASSET FUND                               GABELLI FUNDS, LLC


By: /s/Bruce N. Alpert                                     By: /s/Gus Coutsouros
    ------------------                                         -----------------
    Bruce N. Alpert                                            Gus Coutsouros